GBH CPAs, PC 6002 Rogerdale Road, Suite 500 Houston, Texas 77072 Tel: 713-482-0000 Fax: 713-482-0099 www.gbhcpas.com

November 6, 2014

Securities and Exchange Commission

100 F Street N.E.

Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K, dated November 6, 2014 of Mongolia Holdings, Inc. and agree with the statements concerning our Firm therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

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